Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-286413

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 5, 2025

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 21, 2025)

___________ Shares of Common Stock

Placement Agent Warrants to purchase___________shares of our Common Stock

___________ Shares of Common Stock issuable upon the full exercise of the Placement Agent Warrants

Unusual Machines, Inc.

Common Stock

Placement Agent Warrants

We are offering _____shares of our Common Stock, par value $0.01 per share (the “Common Stock”). We refer to the sale of the Common Stock as the “Offering.”

Allan Evans, the Company’s Chief Executive Officer and two other members of the Company’s Board of Directors and all members of the Company’s advisory board are purchasing _____ shares of our Common Stock in the Offering on the same terms as the other investors. See “The Offering” at page S-3.

Dominari Securities LLC (the “Placement Agent”) will act on a reasonable best-efforts basis and we agree and acknowledge that there is no guarantee of the successful placement of the securities, or any portion thereof, in this Offering. As compensation for the services rendered, we will pay the Placement Agent (i) a transaction fee equal to eight percent (8%) of the gross proceeds of the aggregate amount of the Common Stock sold in the Offering payable at closing and (ii) warrants to purchase shares of our Common Stock equal to eight percent (8%) of the shares of Common Stock sold in the Offering (the “Placement Agent Warrants”). The Placement Agent’s Warrants shall have an exercise price of $[_____] per warrant, be non-tradeable and expire two years from the date of issuance. For more information on the Placement Agent’s Warrants see, “Description of the “Placement Agent’s Warrants” and “Plan of Distribution ..”

Our Common Stock is traded on the NYSE American under the symbol “UMAC.” On May 2, 2025, the last reported sales price of our Common Stock on the NYSE American was $6.91 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in this prospectus supplement on page S-4 and in our accompanying prospectus beginning on page 2 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Placement Agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

———————

(1)	Consists of a cash fee of eight percent (8.0%) of the aggregate gross proceeds in this Offering. In addition, we have agreed to pay expenses of legal counsel and other out-of-pocket expenses in an amount not to exceed $150,000. See “Plan of Distribution” on page S-10 for a description of compensation payable to the Placement Agent.

The Placement Agent expects to deliver the shares of the Common Stock on or about May _____, 2025.

Exclusive Placement Agent

Dominari Securities LLC

The date of this prospectus supplement is May__, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated April 21, 2025, included in the registration statement on Form S-3 (No. 333-286413). Since the accompanying prospectus provides general information about us, some of the information may not apply to this Offering. This prospectus supplement describes the specific details regarding this Offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Placement Agent are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the Offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not Offering to sell or seeking offers to buy shares of Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Unusual Machines” refer to Unusual Machines, Inc., a Nevada corporation, and its consolidated subsidiaries.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in this prospectus supplement and our incorporated documents.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that should be considered before investing in our Common Stock. Before making an investment decision, investors should carefully read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, paying particular attention to the risks referred to under the headings “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and our financial statements and the notes to those financial statements incorporated by reference herein.

Our Company

Unusual Machines is a Nevada corporation with our principal place of business in Orlando, Florida. Unusual Machines sells and manufactures drones and drone components across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. We call our consumers business our B2C business. Beginning in the second half of 2024, we launched our business-to-business channel selling drone parts to commercial customers which we call our B2B business. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Corporate Information

 Our principal executive offices are located at 4677 L B McLeod Road, Suite J, Orlando, Florida 32811 and our telephone number is (720) 383-8983. Our Internet website address is www.unusualmachines.com. The information on our website is not incorporated into this prospectus supplement or the prospectus.

S-2

The Offering

Issuer	Unusual Machines, Inc.

Common Stock offered by us	[_____] shares of Common Stock

Underlying Shares of Common Stock	Up to [_____] shares of Common stock assuming the full exercise of the Placement Agent’s Warrants.

Placement Agent Warrants	Upon the closing of this Offering, we have agreed to issue to the Placement Agent, or its respective designees, unregistered the Placement Agent Warrants to purchase a number of shares of Common Stock equal to an aggregate of eight percent (8%) of the total number of shares of Common Stock sold in this Offering as partial compensation for the Placement Agent’s services in connection with this Offering. The Placement Agent Warrants will be exercisable at $[_____] per share. The Placement Agent Warrants are exercisable commencing November 2, 2025, and will be exercisable for a period of two (2) years from the date of issuance. The Placement Agent Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution — Placement Agent Warrants” on page S-10 of this prospectus supplement.

Insider Participation	Allan Evans, the Company’s Chief Executive Officer and two other members of the Company’s Board of Directors and all members of the Company’s advisory board are purchasing a total of [_____] shares of our Common Stock in the Offering on the same terms as the other investors.

Common Stock Outstanding prior to Offering	16,830,170 shares of Common Stock.

Common Stock Outstanding after this Offering	[_____] shares of Common Stock. No effect is given to the exercise of the Placement Agent Warrants.

Use of proceeds	We expect the net proceeds from this Offering will be approximately $[_____] million after deducting Placement Agent fees, as described in “Plan of Distribution,” and estimated Offering expenses payable by us. We intend to use the net proceeds from this Offering for the purchase of our drone motor manufacturing equipment which we estimate to be approximately $2.0 million, general corporate purposes and working capital. See “Use of Proceeds” on page S-6 of this prospectus supplement.

NYSE American trading symbol	“UMAC”

The number of shares of our Common Stock to be outstanding immediately after the closing of this is based on 16,830,170 shares of Common Stock outstanding as of May 2, 2025 and excludes, as of that date:

•	530,000 shares issuable upon the full exercise of stock options and vesting of restricted stock units issued under our 2022 Equity Incentive Plan;

•	8,500 shares of our Common Stock issuable upon the exercise of warrants to the Placement Agent in our initial public offering;

•	164,473 shares of Common Stock upon the exercise of certain warrants beneficially owned by Allan Evans, our Chief Executive Officer, Sanford Rich and Robert Lowry, who are each members of our Board of Directors; and

•	Future equity grants to our officers, employees, and independent directors.

S-3

RISK FACTORS

Investing in our securities involves risks. Before purchasing the Common Stock, offered by this prospectus supplement you should consider carefully the risk factors described in this prospectus supplement, the accompanying prospectus, as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q and 8-K that we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information By Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to our Business

Rising threats of international tariffs, including tariffs applied to goods between the United States and China, may materially and adversely affect our business.

Our B2C business has historically been dependent on Chinese imports for our products and operations. For example, a majority of our B2C products were manufactured, directly and indirectly, using Chinese vendors. However, our B2B business we instituted in the second half of 2024 employs a made in the United States model. Recently, the United States has imposed steep and additional tariffs on the importation from China and other countries (paused for 90 days) of goods including the drone components we use in our B2C business. As a result, we have begun sourcing components from other countries including the United States and Taiwan. This creates several issues including increased costs and potential inventory shipment delays. This increase in tariffs imposed could materially and adversely affect our business and results of operations. These tariffs apply to the vast majority of the consumer inventory we previously sourced for our B2C business. Except for our Unusual Machines branded products we have increased prices and may in the future be forced to implement additional price increases to adjust to the higher costs of inventory. This in turn creates the risk of reduced demand for such products and lower revenue. While to date, we appear to have not seen resistance based on increases in our selling prices, that may not continue and future increases which we attempt to pass on to our customers may not work. Future inventory increases may require us to increase the prices of our branded products, which may result in decreased sales, particularly since we rely on consumer spending and our B2C products are typically considered non-essential, and purchases are therefore highly price sensitive.

In addition, changes in the state of China-United States relations, including any tensions relating to potential military conflict between China and Taiwan, are difficult to predict and could adversely affect the operations or financial condition of the Company given that we are shifting inventory for our B2C business to the United States and Taiwan. In addition to Chinese tariffs, one of our first B2B customers was a European company. After the 90-day United States tariff pause, if the European Union and other European countries react to the United States tariffs by imposing tariffs on United States made products including our drone parts, the trade war may make our B2B drone parts too expensive.

If the tariffs or other factors result in increased inflation and a recession, our business may be materially harmed.

A direct impact from rising tariffs on our business has been increases in the prices of inventory we acquire and an increase in our selling prices (with one exception described in the prior Risk Factor). Further, due to the tariffs and possibly large cuts in the size of the government, there may be increased unemployment and other economic factors which result in a recession. According to a Wall Street Journal article published on April 24, 2025, in March of 2025 the rate of sales of existing homes in the United States fell 5.9% from the prior month, which rate was based on activity in January and February. This is another indicator of a potential recession. In such event, our B2C business may be materially and adversely affected. Further, our B2B business including our proposed manufacturing of drones in the United States may also be adversely affected by a recessionary economy and inflation.

S-4

Risks Related to this Offering

The market price of our Common Stock may be volatile, which could result in substantial losses for investors holding our shares.

The trading price of our Common Stock following this Offering may fluctuate substantially. The price of our Common Stock in the market after this Offering may be higher or lower than the price paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our Common Stock. Factors that could cause fluctuations in the trading price of our Common Stock include, but are not limited to:

•	the impact of the United States tariff policy;

•	any softening in the economy and increases in inflation in the United States;

•	Future sales of the Common Stock by investors who purchase Common Stock in this Offering;

•	our ability to generate material sales in the B2B sector;

•	the announcement of new products by our competitors;

•	our ability to establish our new proposed drone motor manufacturing facility in Orlando, Florida, the impact of bugs or defects in the motors we manufacture, and our ability to recruit qualified employees for such facility;

•	our ability to obtain patents for our products and defend our intellectual property from misappropriation and competitive use;

•	progress and publications of the commercial acceptance of similar technologies to those we utilize;

•	our ability to grow revenues and achieve consistent profitability;

•	actual or anticipated variations in operating results;

•	additions or departures of key personnel including our executive officers;

•	business disruptions caused by natural disasters and uncontrollable events such as severe weather conditions including hurricanes or geopolitical turmoil;

•	disclosure of cybersecurity attacks or data privacy issues involving our products or operations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;

•	adverse regulatory developments;

•	general market conditions including factors unrelated to our operating performance

These factors may adversely affect the trading price of our Common Stock, regardless of our actual operating performance and could prevent you from selling your Common Stock at or above the Offering price. In addition, the stock markets may experience extreme price and volume fluctuations that may be unrelated or disproportionate to a company’s operating performance.

S-5

Management will have broad discretion as to the use of the proceeds from this Offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this Offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this Offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock that you purchase.

Since the public offering price for our Common Stock is substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this Offering, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock that you purchase in this Offering. See the section entitled “Dilution” in this prospectus supplement.

Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged our stockholders may experience further dilution.

USE OF PROCEEDS

We expect the net proceeds from this Offering to be approximately $[____] million, after deducting Placement Agent fees, as described in “Plan of Distribution,” and estimated Offering expenses payable by us.

We intend to use the net proceeds from this Offering to pay for the purchase of equipment for our drone motor manufacturing business which we estimate to be approximately $2.0 million, general corporate purposes and working capital.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this Offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-6

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•	on an actual basis;

•	on a pro forma basis to give effect to (i) the issuance of 483,546 shares granted to our executive officers and members of our Board of Directors under our 2022 Equity Incentive Plan issued after December 31, 2024, (ii) our receipt of proceeds of $2,436,966 and issuance of 1,224,606 shares of Common Stock related to warrant exercises in February 2025, and (iii) our issuance and sale of [____] of shares of Common Stock, after deducting estimated Placement Agent fees and estimated Offering expenses payable by us and application of the net proceeds of $[____].

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, including the historical financial statements and related notes included in the report.

	As of December 31, 2024 (Presented in $ except for share numbers)
	Actual	Pro Forma
Cash	$3,757,323

Preferred stock - $0.01 par value, 10,000,000 authorized
Series A Convertible Preferred Stock, 4,250 designated and 0 shares issued and outstanding as of December 31, 2024 and as of the date of this prospectus supplement	–
Series B Convertible Preferred Stock, 1,000 designated and 0 shares issued and outstanding as of December 31, 2024 and as of the date of this prospectus supplement	–
Series C Convertible Preferred Stock, 3,000 designated and 0 shares issued and outstanding as of December 31, 2024 and as of the date of this prospectus supplement	–

Common stock, 500,000,000 authorized and 15,122,018 shares issued and outstanding as of December 31, 2024 and [____] shares pro forma as of the date of this prospectus supplement	151,221

Additional paid in capital	50,580,235
Accumulated deficit	(35,913,514)
Total stockholders’ equity	$14,817,942	$

Total capitalization	$22,226,002	$	[________]

The number of shares of our Common Stock in the table above excludes, as of December 31, 2024:

•	1,397,579 shares issuable upon the full exercise of warrants in our initial public offering and our October 2024 private placement. As discussed above, 1,224,606 shares of Common Stock were issued in February 2025 related to the full exercise of warrants from our October 2024 private placement and is reflected in the pro forma adjustments.

•	530,000 shares issuable upon the full exercise of stock options and restricted stock units issued under our 2022 Equity Incentive Plan; and

•	Future equity grants to our officers, employees and independent directors.

S-7

DESCRIPTION OF THE PLACEMENT AGENT WARRANTS

The following is a summary of the material terms and provisions of the Placement Agent Warrants that are being issued to the Placement Agent. This summary is subject to and qualified in its entirety by the form of Placement Agent Warrants which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this Offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

General. The Placement Agent, as part of its compensation for the services rendered, will receive Placement Agent Warrants to purchase shares of our Common Stock equal to eight percent (8%) of the shares of Common Stock sold in the Offering. The Placement Agent Warrants shall be non-tradeable.

Duration and Exercise Price. The Placement Agent Warrants issued to the Placement Agent will have an exercise price of $[____] per share. The Placement Agent Warrants will be exercisable any time commencing November 2, 2025 and will be exercisable for a period of two years expiring May __, 2027. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock splits, combinations, reorganizations or similar events affecting our shares of Common Stock. We shall reserve with our transfer agent 125% of the shares of Common Stock underlying the Placement Agent Warrants.

Exercise Procedure. The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment of the exercise price (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If at the time of exercise hereof the Form S-3 and this prospectus supplement are not available in order to permit us to issue free trading shares, the Placement Agent Warrant will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrants.

Transferability. Subject to applicable laws, the Placement Agent Warrants may be transferred at the option of the holder upon surrender of such Warrant to us together with the appropriate instruments of transfer, but may not be traded.

Exchange Listing. There will be no trading market available for the Placement Agent Warrants. We do not intend to list or quote the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction.

S-8

DILUTION

If you purchase shares in this Offering, your interest will be diluted to the extent of the difference between the Offering price per share and the net tangible book value per share of our Common Stock after this Offering. Our net tangible book value as of December 31, 2024 was approximately $5.3 million, or $0.35 per share of Common Stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, intangible assets and operating leases. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale by us of [__] shares of Common Stock in this Offering at the public offering price of [$___] per share, and after deducting Placement Agent fees, and other estimated Offering expenses payable by us of approximately [$___] million, our net tangible book value as of December 31, 2024 would have been approximately [$____] million, or [$___] per share of Common Stock. This amount represents an immediate increase in net tangible book value of [$___] per share to existing stockholders and an immediate dilution of [$___] per share to purchasers in this Offering.

Offering price per share of Common Stock		$

Net tangible book value per share of Common Stock as of December 31, 2024	$0.35

Increase in net tangible book value per share of Common Stock attributable to this Offering

Net tangible book value per share of Common Stock as of December 31, 2024 as adjusted after this Offering

Dilution per share to new investors in this Offering		$

The above discussion and tables are based on 15,122,018 shares of Common Stock outstanding as of December 31, 2024 and assumes no exercise by the Placement Agent of the Placement Agent Warrants and excludes, as of that date:

•	1,397,579 shares issuable upon the full exercise of warrants from our initial public offering and October 2024 private placement.

•	530,000 shares issuable upon the full exercise of stock options and restricted stock units issued under our 2022 Equity Incentive Plan (the “Plan”); and

•	Future equity grants to our officers, employees and independent directors.

To the extent that any outstanding options or warrants are exercised, new options are issued under the plans, restricted stock awards vest, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public Offering price, there will be further dilution to the investors.

S-9

PLAN OF DISTRIBUTION

We have engaged Dominari Securities LLC to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this Offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this Offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of the Common Stock offered, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. The Placement Agent has no commitment to buy any of the Common Stock offered pursuant to this prospectus supplement and accompanying prospectus.

The Placement Agent is not purchasing the Common Stock offered by us in this Offering and is not required to sell any specific number or dollar amount of Common Stock but will assist us in this Offering on a reasonable best efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective Offering. The Placement Agent may engage sub-agents or selected dealers to assist with the Offering.

We expect to deliver the Common Stock pursuant to this prospectus supplement on or about May [_], 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows, on a per share and total basis, the public offering price, Placement Agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$	$
Placement agent fees(1)	$	$
Proceeds to us before expenses	$	$

(1)	We have agreed to pay the Placement Agent in connection with this Offering a cash fee equal to eight percent (8.0%) of the aggregate gross proceeds from the sale of the Common Stock in this Offering.

We estimate that the total expenses payable by us in connection with this Offering, excluding the Placement Agent fees and expenses referred to above, will be approximately $[*].

Placement Agent Warrants

Upon the closing of this Offering, we have agreed to issue to the Placement Agent, or its respective designees, Placement Agent Warrants to purchase a number of shares of Common Stock equal to an aggregate of 8% of the total number of shares of Common Stock sold in this Offering as partial compensation for the Placement Agent’s services in connection with this Offering. The Placement Agent Warrants will be exercisable at [$7] per share. The Placement Agent Warrants are exercisable commencing November [_], 2025 sales and will be exercisable for a period of two years from issuance.

The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the Placement Agent nor its respective permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Placement Agent Warrants or the securities underlying the Placement Agent Warrants, nor will the Placement Agent engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this Offering. See the form of Placement Agent Warrant to be filed as an exhibit on a Current Report on Form 8-K for a complete description of the terms of the Placement Agent Warrants. The Placement Agent Warrants underlying the Placement Agent Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

S-10

Determination of Price

The public offering price per share we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this Offering, among other things. Other factors considered in determining the public offering price of the Common Stock we are offering include the history and prospects of our Company, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Right of First Refusal

For a period of twenty four (24) months from the closing of the Offering, we shall grant a right of first refusal to the Placement Agent to act as lead underwriter or book- running manager or placement agent for each and every future public and private equity, equity-linked, convertible or debt (excluding commercial bank debt or the exchange or conversion of existing indebtedness of us as of the date hereof)) offerings of us, or any successor to or any subsidiary of us during such twenty four (24) month period. If the Placement Agent fails to accept an offer within ten (10) Business Days after the receipt of a notice containing the material terms of a proposed financing by registered mail or overnight courier service addressed to the Placement Agent, then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

Tail

For a period of twenty Four (24) months after the closing of the Offering, the Placement Agent will receive compensation equal to the cash fee and the Placement Agent Warrants set forth herein with respect to any public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings of us, sale, merger, acquisition or other similar transactions occurring with a party first introduced to us by the Placement Agent or wall-crossed by the Placement Agent in connection with the Offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

Pursuant to the placement agency agreement, we have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent or such other indemnified parties may be required to make in respect of those liabilities.

S-11

NYSE American Listing

Our Common Stock is listed on the NYSE American under the symbol “UMAC.” On May 2, 2025, the last reported sale price of our Common Stock on the NYSE American was $6.91 per share.

Other Relationships

The Placement Agent and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC. Its mailing address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

Electronic Distribution

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the Placement Agent. The Placement Agent may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares of Common Stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the Placement Agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase Common Stock. The Placement Agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The legality of the Common Stock offered by this prospectus supplement has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Certain shareholders of this firm are purchasing [_________] shares of our Common Stock in this Offering. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the Placement Agent in connection with this Offering.

S-12

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Salberg & Company, P.A. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025;

●	Our current reports on 8-K dated January 16, 2025; February 3, 2025; February 4, 2025; February 5, 2025; February 27, 2025; March 17, 2025; and March 27, 2025.

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Exchange Act on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Unusual Machines at www.sec.gov/EDGAR. You may also access our reports and proxy statements free of charge at our website, www.unusualmachines.com, which website is not incorporated inti this prospectus.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

4677 L B McLeod Rd., Suite J

Orlando, FL 32811

(720) 383-8983

S-13

PROSPECTUS

Unusual Machine, Inc.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Unusual Machines, Inc. (“Unusual Machines,” the “Company,” “we,” “our,” or “us”) intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $1,000,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. This prospectus may also be used to cover the resale of securities by one or more selling security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.

Our Common Stock is traded on the NYSE American under the symbol “UMAC.” In order to calculate public float, General Instruction I.B.1. of Form S-3 permits us to determine the price of our Common Stock by looking back up to 60 days from either: (i) the date of our most recent Annual Report on Form 10-K, or (ii) the date of sale under this Prospectus on a rolling basis, whichever is more recent, and taking either the last reported sale price of our Common Stock or the average of the bid and asked prices of our Common Stock on that day. As of March 27, 2025, the date that our Annual Report on Form 10-K was filed, there were 16,830,170 shares of Common Stock outstanding, of which 14,669,569 shares were held by non-affiliates. On February 12, 2025, the last reported sale price of our Common Stock on the NYSE American was $12.17. Therefore, pursuant to General Instruction I.B.1. of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates (also referred to as “public float”) was approximately $178.5 million. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form S-3 and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of Common Stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Unusual Machines,” “we,” “us,” and “our” refer to Unusual machines, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, this prospectus covers securities beneficially owned by one or more selling security holders (the “selling security holders”) that can sell those securities by means of this prospectus in the circumstances we describe. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we or a selling security holder sells securities, we or the selling security holder will provide a prospectus supplement that contains specific information about the terms of those securities and the specific offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

Neither we nor any selling security holder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Unusual Machines is a Nevada corporation with our principal place of business in Orlando, Florida. Unusual Machines sells and manufactures drones and drone components across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. Beginning in the second half of 2024, we launched our business-to-business channel selling drone parts to commercial customers. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

Corporate Information

Our principal executive offices are located at 4677 L B McLeod Road, Suite J, Orlando, Florida 32811 and our telephone number is (720) 383-8983. Our Internet website address is www.unusualmachines.com. The information on our website is not incorporated into this prospectus.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus. We will not receive any proceeds from the sale of securities by the selling security holders offered by any prospectus supplement.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our selling security holders, who we refer to in this prospectus as the “selling security holders,” of securities. One or more selling security holders to be identified by prospectus supplement or post-effective amendment may sell, under this prospectus and any applicable supplements, securities issued or to be issued to them by us. The selling security holders shall not sell any securities pursuant to this prospectus until we have identified such selling security holders and the securities being offered for resale by such selling security holders as described above. However, the selling security holders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

2

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.01 per share, of which 16,830,170 shares are outstanding as of April 4, 2025, and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share, of which no shares are outstanding.

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, each of which has been filed as an exhibit in our incorporated documents.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of outstanding Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights of any preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. Our Common Stock has no redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our Articles of Incorporation provide that our Board has the authority, without further action by the stockholders, to designate and issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of stockholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Nevada Law and of Our Articles and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

3

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our Common Stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will likely be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct secured or unsecured obligations. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

Information to be provided in a prospectus supplement

4

The prospectus supplement will describe the specific terms relating to the specific series of debt securities we will offer, including where applicable, the following:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or Common Stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;
•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured and, if so, on what terms;
•	any events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

5

Transfer and Exchange

We may issue debt securities that would be represented by either:

“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System,” below, book-entry debt securities would not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

If we decide to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; or
•	considered to be holders of those debt securities under the indenture.

6

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. The Company and its agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities would not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We would describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Concerning the Trustee

We would identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes our creditor, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and would be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee would be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

7

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

8

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of Common Stock or any combination of such securities.

Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 602, New York, New York 10018, phone number (212) 575-5757.

CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR ARTICLES AND BYLAWS

Anti-takeover Provisions

Certain provisions in our Articles of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Advance Notice Requirements for Director Nominations.

Our Bylaws will provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting of our stockholders, a notice to be timely must be so delivered not later than the close of business 10 days following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (i) the day public disclosure of the date of the annual meeting was made. In the case of a special meeting of the stockholders called for the purpose of electing directors, a notice to be timely must be so delivered not later than the close of business 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Our Bylaws also will specify certain requirements as to the form and content of a notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Special Meeting Limitations

Under our Bylaws, unless otherwise provided by law or our Articles of Incorporation, special meetings of the stockholders may be called only by (i) the Chairman of our Board; (ii) our Chief Executive Officer or President; or (iii) a majority of our Board.

Jurisdiction and Venue

Section 7(a) of our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under Nevada law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in the courts located in Clark County, Nevada, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, Section 7(b) of our Articles of Incorporation provide the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal state courts would otherwise have concurrent jurisdiction over such a matter. Further, Section 7(c) provides for the United States District Court for the District of Nevada as the exclusive venue for any cause of action under either the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), meaning such federal court is the only court in which such a case may be brought and heard.

9

These provisions, together with provisions of Nevada law, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while the Delaware Supreme Court has upheld a similar provision, it remains unclear how a Nevada court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Indemnification of Directors and Officers.

The laws of Nevada provides for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/she must not have had a reasonable cause to believe his conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors my majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provides that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and offices shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

10

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of and number of shares of our Common Stock being sold by any selling security holders

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Broker-Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be Placement Agent fees, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

11

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE American, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on the NYSE American. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently traded on the NYSE American. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We or a selling security holder may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

12

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling security holders may sell all or a portion of the shares of Common Stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling security holder will sell any or all of the shares of Common Stock described in this prospectus or any accompanying prospectus supplement. The selling security holder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Salberg & Company, P.A. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed under Section 12(b) of the Exchange Act on February 13, 2024, as amended on Form 8-A filed under Section 12(b) of the Exchange Act on April 22, 2024, and any subsequent amendment or report filed for the purpose of amending such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Unusual Machines, Inc. at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.unusualmachines.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

4677 L B McLeod Rd., Suite J

Orlando, FL 32811

(720) 383-8983

13

_________Shares of Common Stock

Placement Agent Warrants to purchase____ shares of Common Stock

___________ Shares of Common Stock issuable upon the full exercise of the Placement Agent Warrants

Unusual Machines, Inc.

Common Stock

Placement Agent Warrant

————————————————

PROSPECTUS SUPPLEMENT

————————————————

Dominari Securities LLC

May___ , 2025